Exhibit 10.1

THE PLACEMENT AGENT FOR THIS SECURITIES PURCHASE AGREEMENT IS EF HUTTON LLC, A BROKER - DEALER REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS A MEMBER OF FINRA

THIS AGREEMENT CONTAINS AN AFFIDAVIT OF CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS BORROWER MAY HAVE AND ALLOWS THE INVESTOR TO OBTAIN A JUDGMENT AGAINST BORROWER WITHOUT ANY FURTHER NOTICE.

Securities Purchase Agreement

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 29, 2023, by and between Etao International Co. Ltd. , a Cayman Islands corporation, with principal executive offices located at 1460 Broadway, 14th Floor, New York, NY 10036, United States (the “Borrower” or “Company”), and GENERATING ALPHA LTD., a company domiciled and registered in Saint Kitts and Nevis (the “Investor”). Generating Alpha Ltd. is acting in association with EF Hutton LLC. EF Hutton LLC is the placement agent for this investment and is a broker - dealer registered with the United States Securities and Exchange Commission and is a member of FINRA.

A. Borrower and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. WHEREAS, subject to the terms and provisions hereinafter set forth and upon the terms and subject to the limitations and conditions set forth in the Note (as defined below), Investor desires to purchase and Borrower desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Senior Secured Note, in the form attached hereto as Exhibit A in the aggregate principal amount of up to $2,400,000.00 (the “Note”), convertible into shares of common stock of the Borrower (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

C. WHEREAS, the Borrower and the Investor have entered into that certain Registration Rights Agreement dated as of November 29, 2023, whereby the Borrower has agreed to register the Registrable Securities (as defined in the Registration Rights Agreement) in connection herewith (substantially in the form attached hereto as Exhibit B, the “Registration Rights Agreement”).

D. This Agreement, and all exhibits to this Agreement and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement or any other agreements, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1 Purchase of Securities. Borrower shall issue and sell to Investor and Investor agrees to purchase from Borrower the Securities. In consideration thereof, Investor shall pay the Purchase Price (as defined below).

1.2 Form of Payment. Soon after the Closing Date (as defined below), Investor shall pay the Purchase Price to Borrower via wire transfer of immediately available funds against delivery of the Securities.

1.3 Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 1.2.1.20 and Section 2 below, the date of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be on or around December 1st, 2023, or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed documents, but shall be deemed for all purposes to have occurred at the offices of the Investor in Saint Kitts and Nevis.

1.4 Collateral for the Note. The Note shall be secured though Exhibit E Security Agreement.

Investor’s Representations and Warranties. Investor represents and warrants to Borrower that as of the date of this Agreement (the “Effective Date”): (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; and (iv) this Agreement has been duly executed and delivered on behalf of Investor.

1	Borrower’s Representations and Warranties. Borrower represents and warrants to Investor that as of the Effective Date: 1.2.1.1 Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; 1.2.1.2 Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; 1.2.1.3 Borrower has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; 1.2.1.4 each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Borrower and all necessary actions have been taken; 1.2.1.5 this Agreement, the Securities, and the other applicable Transaction Documents have been duly executed and delivered by Borrower and constitute the valid and binding obligations of Borrower enforceable in accordance with their terms; 1.2.1.6 the execution and delivery of the Transaction Documents by Borrower, the issuance of Securities in accordance with the terms hereof, and the consummation by Borrower of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Borrower of any of the terms or provisions of, or constitute a default under (a) Borrower’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Borrower is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Borrower or any of Borrower’s properties or assets; 1.2.1.7 no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Borrower is required to be obtained by Borrower for the issuance of the Securities to Investor or the entering into of the Transaction Documents; 1.2.1.8 none of Borrower’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; 1.2.1.9 Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by Borrower with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; 1.2.1.10 there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Borrower, threatened against or affecting Borrower before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Borrower or which would adversely affect the validity or enforceability of, or the authority or ability of Borrower to perform its obligations under, any of the Transaction Documents; 1.2.1.11 Borrower has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; 1.2.1.12 Borrower is not, nor has it been at any time in the previous twelve (12) months, a “Shell Borrower,” as such type of “issuer” is described in Rule 144(i)(1); 1.2.1.13 with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Borrower to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; 1.2.1.14 Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Borrower shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; 1.2.1.15 when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; 1.2.1.16 neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Borrower or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; 1.2.1.17 the liens, security interests, and assignments created by Exhibit E Security Agreement will, when granted and duly filed or recorded, constitute a valid, effective, properly perfected, and enforceable first priority lien on the Property 1.2.1.18 Borrower owns (or will own immediately following the Closing) good and marketable fee simple absolute title to the Property, free and clear of all liens, claims and encumbrances, and Borrower is fully authorized to encumber the Property as set forth in this Agreement; 1.2.1.19 Borrower has obtained and has maintained in full force and effect all licenses, permits, consents, approvals, and authorizations necessary or appropriate for the proposed construction and operation of the improvements on the Property and the Property is zoned and generally planned so as to permit the construction, ownership, operation, and use of the Property for the planned improvements under applicable zoning codes and regulations; (XX) The Borrower on behalf of itself, predecessors, successors, agents, brokers, consultants, affiliates, subrogees, insurers, representatives, employees, owners, personal representatives, legal representatives, board of directors, officers, directors, fiduciaries, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Borrower shall be known as Borrower Representatives (“Borrower Representatives”). (XXII) The Borrower and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Borrower or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Borrower owns, directly or indirectly, any equity or other ownership interest. The Investor on behalf of itself, predecessors, successors, agents, brokers, affiliates, consultants, subrogees, insurers, representatives, employees, owners, personal representatives, legal representatives, officers, directors, fiduciaries, board of directors, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Holder shall be known as Holder Representatives (“Investor Representatives”). . The Borrower shall use the proceeds from the sale of the Note for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries). Borrower Representatives of their own free will have decided to enter into this Agreement with the Investor Representatives based solely on the merit of the written legal and economics terms within this Agreement which were the sole and only motivating factor for the Borrower to sign this Agreement. Borrower Representatives represent that other than the written terms of this Agreement, no verbal or written representation outside of this Agreement by any Investor Representatives induced or motivated the Borrower or Borrower Representatives to enter this Agreement with the Investor or Investor Representatives. While any amount remains outstanding under the Note, the Borrower shall, prior to the closing of any equity financing (including debt with an equity component) (“Future Offering”), provide written notice to the Investor describing the proposed Future Offering, including the terms and conditions thereof. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Investor concerning the proposed Future Offering, the Borrower shall deliver a new notice to the Investor describing the amended terms and conditions of the proposed Future Offering. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering.

3(a). Capitalization. The authorized capital stock of the Borrower consists of: (i) __________ shares of Common Stock, of which _________ shares are issued and outstanding; and (ii) ____________ shares of Preferred Stock are issued and outstanding. Except as disclosed in the SEC Documents, no shares are reserved for issuance pursuant to the Borrower’s stock option plans, no shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock and an aggregate of __________ shares are reserved for issuance upon conversion of the Notes. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Borrower are subject to preemptive rights or any other similar rights of the shareholders of the Borrower or any liens or encumbrances imposed through the actions or failure to act of the Borrower. Except as disclosed in the SEC Documents, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Borrower or any of its Subsidiaries, or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Borrower or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Borrower or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Borrower (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares. The Borrower has filed in its SEC Documents true and correct copies of the Borrower’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Borrower’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Borrower and the material rights of the holders thereof in respect thereto. The Borrower shall provide Investor with a written update of this representation signed by the Borrower’s Chief Executive Officer on behalf of the Borrower as of each Closing Date.

3(b). No Conflicts. The execution, delivery and performance of this Agreement and the Note(s) by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the shares from the Securities (“Conversion Shares”)) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Borrower or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Borrower or its securities are subject) applicable to the Borrower or any of its Subsidiaries or by which any property or asset of the Borrower or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Borrower nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Borrower nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Borrower or any of its Subsidiaries in default) under, and neither the Borrower nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Borrower or any of its Subsidiaries is a party or by which any property or assets of the Borrower or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Borrower and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as any Investor owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Borrower is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Note. All consents, authorizations, orders, filings and registrations which the Borrower is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Borrower is not in violation of the listing requirements of the OTC Markets Group Inc., the OTCQB, OTC Pink or any similar quotation system (the “OTC”), and does not reasonably anticipate that the Common Stock will be delisted by the OTC or any similar quotation system, in the foreseeable future nor are the Borrower’s securities “chilled” by DTC. The Borrower and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

3.1 No General Solicitation; Placement Agent’s Fees. Neither the Borrower, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Borrower shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to EF Hutton LLC, as placement agent (the “Placement Agent”) in connection with the sale of the Securities. EF Hutton LLC is the placement agent for this investment and is a broker - dealer registered with the United States Securities and Exchange Commission and is a member of FINRA. The fees and expenses of the Placement Agent to be paid by the Borrower or any of its Subsidiaries are as set forth on Schedule 3(g) attached hereto. The Borrower shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Borrower acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Borrower nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

3.2 Application of Takeover Protections; Rights Agreement. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Borrower’s issuance of the Securities and any Investor’s ownership of the Securities. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Borrower or any of its Subsidiaries.

3.3 Disclosure of Transaction. The Borrower shall, on or before 9:30 a.m., Eastern Standard Time, on the first (1st) Business Day after the Agreement is signed, issue a press release (the “Initial Press Release”) reasonably acceptable to the Investor disclosing all the material terms of the transactions contemplated by the Transaction Documents but not disclosing the name of the Investor and instead describing the investor as an Institutional Investor. On or before 9:30 a.m., Eastern Standard Time, on the first (1st) Business Day after the date of this Agreement, the Borrower shall file a Current Report on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the Securities, the Voting Agreement, the form of Pledge Agreement and the form of the Registration Rights Agreement) (including all attachments, the “Initial 6-K Filing”). From and after the filing of the Initial 6-K Filing (but prior to the delivery of an Additional Closing Notice to the Borrower), the Borrower shall have disclosed all material, non-public information (if any) provided to any of the Investors by the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Initial 8-K Filing, the Borrower acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Borrower, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of it’s affiliates, on the other hand, shall terminate. From and after the filing of the Initial 6-K Filing (but prior to the delivery of an Additional Closing Notice to the Investors), the Borrower shall have disclosed all material, non-public information (if any) provided to the Investor by the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Borrower shall, on or before 9:30 a.m., Eastern Standard Time, on the first (1st) Business Day after the Borrower receives an Additional Closing Notice, either issue a press release (the “Additional Press Release” and together with the Initial Press Release, the “Press Releases”) or file a Current Report on Form 8-K (the “Additional 6-K Filing”, and together with the Initial 6-K Filing, the “6-K Filings”), in each case reasonably acceptable to the Investor participating in such Additional Closing, disclosing that “an institutional investor” has elected to deliver an Additional Closing Notice to the Borrower. From and after the filing of the Additional Press Release or Additional 6-K Filing, the Borrower shall have disclosed all material, non-public information (if any) provided to any of the Investors by the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Additional 6-K Filing, the Borrower acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Borrower, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Investors or any of their affiliates, on the other hand, shall terminate.

3.4 Deleted.

3.5 Borrower Covenants. Until all of Borrower’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Borrower and, to the extent applicable, Subsidiary will at all times comply with the following covenants: 1.2.1.20 so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Borrower will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Borrower, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; 1.2.1.21 the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink Current Information; 1.2.1.22 when issued, the Conversion Shares and the Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; 1.2.1.23 trading in Borrower’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on Borrower’s principal trading market; 1.2.1.24 Borrower will not at any Variable Security Holder (as defined below), excluding Investor, without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; 1.2.1.25 Borrower will not make any Variable Security Issuances (as defined below) to anyone other than Investor without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; 1.2.1.26 at Closing and on the first day of each calendar quarter for so long as the Note remains outstanding or on any other date during which the Note is outstanding, as may be requested by Investor, Borrower shall cause its Chief Executive Officer to provide to Investor a certificate in substantially the form attached hereto as Exhibit B(1) (the “Officer’s Certificate”) certifying in his personal capacity and in his capacity as Chief Executive Officer of Borrower the number of Variable Security Holders of Borrower as of the date the applicable Officer’s Certificate is executed; 1.2.1.27 Subsidiary shall pay and at all times be current on its obligations to pay all property taxes and assessments, impact fees, park fees, and any other fees and assessments levied against or otherwise related to the Property (including without limitation greenbelt rollback taxes) and any penalties and interest associated with such taxes, whether such taxes are past due or due at a future time, and shall provide proof of such payment to Investor not later than fifteen (15) days prior to the due date for each such payment; 1.2.1.28 Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state, and local) relating to it, its assets, business, and operations, including without limitation all business operations on the Property and Borrower shall obtain and maintain in full force and effect all approvals and permits and shall comply in all material respects with all conditions and requirements of all approvals and permits affecting or related to the Property and any improvements constructed thereon;1.2.1.29 Borrower agrees to fully pay and discharge all claims for labor done and material and services furnished in connection with the construction of improvements, if any, upon the Property and take all other steps to forestall the assertion of claims or liens against the Property or any part thereof or right or interest appurtenant thereto, and in the event any liens are recorded against the Property, Borrower, at its sole cost and expense, shall cause the same to be removed within ten (10) days of its receipt of notice of any such liens; 1.2.1.30 for so long as the Note remains outstanding, Subsidiary will not, without the prior written consent of Investor: (A) assign, transfer or convey any of its right, title or interest in all or any portion of the Property; or (B) create or suffer to be created any mortgage, pledge, security interest, encumbrance or other lien on all or any portion of the Property; 1.2.1.31 Borrower covenants and agrees that, prior to the Closing, it will obtain all insurance policies required to be carried by Investor (including insurance covering damage to the Property and all improvements thereon as well as commercial liability insurance in an amount not less than $1,000,000 per occurrence) and further agrees to cause Investor to be named as an additional insured of such policies of insurance; and 1.2.1.32 in the event Borrower elects to register its Common Stock with the SEC, Investor shall concurrently register sufficient number of shares of Common Stock for Investor to convert the entire balance of the Note into Common Stock. For purposes hereof, the term “Variable Security Holder” means any holder of any Borrower securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, or (B) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition (each a “Variable Security Issuance”). For avoidance of doubt, the issuance of shares of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Variable Security Issuance for purposes hereof if the number of shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. Borrower agrees that it shall do a reverse stock split to ensure that its minimum bid price is above one dollar to address the bid price deficiency letter received from Nasdaq notifying the Company that it must maintain a minimum bid price of one dollar to remain listed on the Nasdaq. Borrower acknowledges that it shall not receive any funds from the Investor until they do a reverse stock split to regain compliance with Nasdaq and must be listed on the Nasdaq to receive any funds from the Investor and must have a letter from Nasdaq confirming that they are in compliance with the bid price requirements and will no longer be delisted from the Nasdaq. Borrower agrees that upon signing this Agreement, it shall cancel the Standby Equity Purchase Agreement it signed in February, 2023 with YA II PN, LTD. Upon cancelling the Standby Equity Purchase Agreement, the Borrower shall enter into an Equity Purchase Agreement with Generating Alpha Ltd. Borrower acknowledges and agrees that it shall not receive any funding from the Investor until this occurs.

Conditions to Borrower’s Obligation to Sell. The obligation of Borrower hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions: Investor shall have executed this Agreement and delivered the same to Borrower.

4.1 Investor shall have executed this Agreement and delivered the same to Borrower.

4.2 Investor shall have delivered the Purchase Price in accordance with Section 0 above.

4.4 There shall be no disagreements, disputes between Borrower and Noteholder and no adverse consequences with respect to the Borrower shall have transpired before or when funding is to occur.

2. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

5.1	Borrower shall have executed this Agreement and delivered the same to Investor.

5.2	Subsidiary shall have executed this Agreement and delivered the same to Investor.

5.3	Borrower’s Chief Executive Officer shall have executed the Officer’s Certificate and delivered the same to Investor.

5.4	Borrower shall have delivered to Investor a fully executed Irrevocable Instructions (the “TA Letter”) substantially in the form attached hereto as Exhibit C. acknowledged and agreed to in writing by Borrower’s transfer agent (the “Transfer Agent”).

5.5	Borrower shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit B(1). evidencing Borrower’s approval of the Transaction Documents.

5.6	Borrower shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Borrower herein or therein and shall have met all requirements in the Transaction Documents.

3. Terms of Future Financings. So long as the Note is outstanding, upon any issuance by Borrower of any security with any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Transaction Documents, then Borrower shall notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the Transaction Documents for the benefit of Investor. Additionally, if Borrower fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Borrower has granted such a term to any third party, Investor may notify Borrower of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, conversion price per share, warrant coverage, warrant exercise price, and anti-dilution/conversion and exercise price resets.

4. Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

5. Governing Law. This Agreement shall be deemed executed, delivered and performed in Nevis. This Agreement shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevis. The Borrower irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to the Agreement, Irrevocable Instructions or any other agreement between the parties, the Borrower’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Investor and agreed upon by the Borrower. Borrower covenants and agrees to provide written notice to Investor via email prior to bringing any action or arbitration action against the Borrower’s transfer agent or any action against any person or entity that is not a party to this Agreement that is related in any way to this Agreement or any of the Exhibits under this Agreement or any transaction contemplated herein or therein, and further agrees to timely notify Investor to any such action. Borrower acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Investor to enter into the Transaction Documents and that but for Borrower’s agreements set forth in this section, Investor would not have entered into the Transaction Documents. In the event that the Investor needs to take action to protect their rights under the Agreement, the Investor may commence action in any jurisdiction needed with the understanding that the Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other related transaction document by email. This section and provision of the Agreement will not apply to the Confession of Judgment.

6. Calculation Disputes. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto or any dispute as to whether any issuance or sale or deemed issuance or sale, The conversion price, the trading price, the closing sale price or fair market value (as the case may be) or the calculation of the conversion price, any reduction or addition of principal balance to the Note, the Borrower or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Borrower of the Holder (as the case may be), the Borrower shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, trading price or other price (as the case may be) to an independent, reputable investment banks selected by the Borrower and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Borrower. The Borrower shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

7. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

8. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

9. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

10. Entire Agreement. This Agreement, together with the other Transaction Documents contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of Borrower or Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents among Borrower, and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Borrower, Subsidiary and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

11. No Reliance. Borrower acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to or any of their respective officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

12. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

13. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be transmitted by electronic mail addressed as set forth below. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon electronic mail delivery. The addresses for such communications shall be:

If to the Borrower, to: Wilson.liu@etao.world

If to the Holder: Generatingalphaltd@pm.me

14. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Borrower’s consent thereto. Borrower may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

15. Survival. The representations and warranties of Borrower and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Borrower agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Borrower of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

16. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

17. Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Borrower’s or Subsidiary’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Borrower’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages

18. Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Borrower must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower shall reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the under the Securities Exchange Act of 1934, as amended.

19. Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Borrower or other proceedings affecting Borrower’s creditors’ rights and involving a claim under the Note; then Borrower shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

20. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

21. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

22. No Changes; Signature Pages. Borrower, as well as the person signing each Transaction Document on behalf of Borrower, represents and warrants to Investor that it has not made any changes to this Agreement or any other Transaction Document except those that have been conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document, which clearly marks all changes Borrower has made to the applicable Transaction Document. Moreover, the versions of the Transaction Documents signed by Borrower are the same versions Investor delivered to Borrower as being the “final” versions of the Transaction Documents and Borrower represents and warrants that it has not made any changes to such “final” versions of the Transaction Documents and that the versions Borrower signed are the same versions Investor delivered to it. In the event Borrower has made any changes to any Transaction Document that are not conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document and that have not been explicitly accepted and agreed upon by Investor, Borrower acknowledges and agrees that any such changes shall not be considered part of the final document set. Finally, and in furtherance of the foregoing, Borrower agrees and authorizes Investor to compile the “final” versions of the Transaction Documents, which shall consist of Borrower’s executed signature pages for all Transaction Documents being applied to the last set of the Transaction Documents that Investor delivered to Borrower, and Borrower agrees that such versions of the Transaction Documents that have been collated by Investor shall be deemed to be the final versions of the Transaction Documents for all purposes.

23. Voluntary Agreement. The Borrower has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. The Borrower has had the opportunity to seek the advice of an attorney of such party’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

24. Acknowledgment of Dilution. The Borrower understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Note. The Borrower further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement, the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Borrower.

25. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Borrower, threatened proceeding against or affecting the Borrower or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Borrower and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

26. Patents, Copyrights, etc. The Borrower and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). Except as disclosed in the SEC Documents, there is no claim or action by any person pertaining to, or proceeding pending, or to the Borrower’s knowledge threatened, which challenges the right of the Borrower or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Borrower’s knowledge, the Borrower’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Borrower is unaware of any facts or circumstances which might give rise to any of the foregoing. The Borrower and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

27. No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Borrower’s officers has or is expected to have a Material Adverse Effect.

28. Certain Transactions. Except as disclosed in the SEC Documents, and/or except for arm’s length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Borrower is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

29. Disclosure. All information relating to or concerning the Borrower or any of its Subsidiaries set forth in this Agreement and provided to the Investor pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Borrower has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Borrower or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Borrower but which has not been so publicly announced or disclosed (assuming for this purpose that the Borrower’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Borrower under the 1933 Act).

30.  Acknowledgment Regarding Investor’ Purchase of Securities. The Borrower acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Borrower further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Investor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investor’ purchase of the Securities. The Borrower further represents to the Investor that the Borrower’s decision to enter into this Agreement has been based solely on the independent evaluation of the Borrower and its representatives.

31. No Integrated Offering. Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Investor. The issuance of the Securities to the Investor will not be integrated with any other issuance of the Borrower’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Borrower or its securities.

32. No Brokers. Other than EF Hutton LLC, a broker dealer registered with the United States Securities and Exchange Commission and is a member FINRA, Borrower hereby represents and warrants that it has not hired, retained or dealt with any broker, finder, consultant, person, firm or corporation in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereunder. The Borrower covenants and agrees that should any claim be made against Purchaser for any commission or other compensation by any broker, finder, person, firm or corporation, including without limitation, the Broker, based upon the Borrower’s engagement of such person in connection with this transaction, the Borrower shall indemnify, defend and hold Purchaser harmless from and against any and all damages, expenses (including attorneys’ fees and disbursements) and liability arising from such claim. The Borrower shall pay the commission of the Broker, to the attention of the Broker, pursuant to their separate agreement(s) between the Borrower and the Broker.

33. Permits; Compliance. The Borrower and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Borrower Permits”), and there is no action pending or, to the knowledge of the Borrower, threatened regarding suspension or cancellation of any of the Borrower Permits. Neither the Borrower nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Borrower Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since last filing with the SEC, neither the Borrower nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

34. Environmental Matters. (i) There are, to the Borrower’s knowledge, with respect to the Borrower or any of its Subsidiaries or any predecessor of the Borrower, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Borrower nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Borrower’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Borrower or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Borrower or any of its Subsidiaries during the period the property was owned, leased or used by the Borrower or any of its Subsidiaries, except in the normal course of the Borrower’s or any of its Subsidiaries’ business. (iii) There are no underground storage tanks on or under any real property owned, leased or used by the Borrower or any of its Subsidiaries that are not in compliance with applicable law. Title to Property. Except as disclosed in the SEC Documents the Borrower and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Borrower and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Borrower and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

35. Internal Accounting Controls. Except as disclosed in documents filed with the Securities and Exchange Commission (“SEC Documents”) the Borrower and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Borrower’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

36. Illegal or Unauthorized Payments; Political Contributions.Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

37. Solvency. The Borrower (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Borrower has no information that would lead it to reasonably conclude that the Borrower would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Borrower did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year. For the avoidance of doubt any disclosure of the Borrower’s ability to continue as a “going concern” shall not, by itself, be a violation of this Section.

38. Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

39.  Management. During the past ten year period, no current or former officer or director or, to the Knowledge of the Company, no current ten percent (10%) or greater shareholder of the Company or any of its Subsidiaries has been the subject of:

(a) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(d) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(e) Engaging in any particular type of business practice; or

(f) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws; or

(g) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(h) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(i) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

41. Stock Option Plans. Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

42. No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the Effective Date, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

43. No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, or, to the Knowledge of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyer a copy of any disclosures provided thereunder.

44. No Investment Company. The Borrower is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Borrower is not controlled by an Investment Company.

45. Insurance. The Borrower and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Borrower believes to be prudent and customary in the businesses in which the Borrower and its Subsidiaries are engaged. Neither the Borrower nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Borrower will provide to the Investor true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

46. Bad Actor.  No officer or director of the Borrower would be disqualified under Rule 506(d) of the Securities Act as amended on the basis of being a “bad actor” as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the SEC.

47. Shell Status. The Borrower represents that it is not a “shell” issuer and has never been a “shell” issuer, or that if it previously has been a “shell” issuer that at least twelve (12) months have passed since the Borrower has reported Form 10 type information indicating that it is no longer a “shell” issuer. Further, the Borrower will instruct its counsel to either (i) write a 144-3(a)(9) opinion to allow for salability of the Conversion Shares or (ii) accept such opinion from Holder’s counsel.

48. No-Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Borrower or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Borrower in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

49. Manipulation of Price. The Borrower has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Borrower to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Borrower.

50. Sarbanes-Oxley Act. The Borrower and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

51. Employee Relations. Neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Borrower believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Borrower or any of its Subsidiaries has notified the Borrower or any such Subsidiary that such officer intends to leave the Borrower or any such Subsidiary or otherwise terminate such officer’s employment with the Borrower or any such Subsidiary. To the knowledge of the Borrower, no executive officer or other key employee of the Borrower or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Borrower or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Borrower and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

52. Due Diligence Questionnaire. The Borrower hereby represents and warrants to Investor that all of the information furnished by the Borrower to Holder on or around the date hereof, pursuant to the due diligence questionnaire form requested by Holder, is true and correct in all material respects as of the date hereof.

53. Breach of Representations and Warranties by the Borrower. The Borrower agrees that if the Borrower breaches any of the representations or warranties set forth in this Agreement, and in addition to any other remedies available to the Investor pursuant to this Agreement and it being considered an Event of Default under the Note, the Borrower shall pay to the Investor the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Borrower, until such breach is cured. If the Borrower elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price at the time of payment.

54. Legal Counsel Opinions. Upon the request of the Investor from to time to time, the Borrower shall be responsible (at its cost) for promptly supplying to the Borrower’s transfer agent and the Investor a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the sale of Returnable Shares and Conversion Shares by the Investor or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Returnable Shares and Conversion Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should the Borrower’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Investor may (at the Borrower’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Borrower will instruct its transfer agent to accept such opinion.

55. Removal of Restrictive Legends. In the event that Purchaser has any shares of the Borrower’s Common Stock bearing any restrictive legends, and Purchaser, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, and the Borrower and or its counsel refuses or fails for any reason (except to the extent that such refusal or failure is based solely on applicable law that would prevent the removal of such restrictive legends) to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Borrower hereby agrees and acknowledges that the Purchaser is hereby irrevocably and expressly authorized to have counsel to the Purchaser render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue any such shares without restrictive legends as instructed by the Purchaser, and surrender to a common carrier for overnight delivery to the address as specified by the Purchaser, certificates, registered in the name of the Purchaser or its designees, representing the shares of Common Stock to which the Purchaser is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Borrower.

56. 144 Default. In the event commencing twelve (12) months after the Closing Date and ending twenty-four (24) months thereafter, the Purchaser is not permitted to resell any of the Conversion Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason except for Purchasers’ status as an Affiliate or “control person” of the Borrower, or as a result of a change in current applicable securities laws, then the Borrower shall pay such Purchaser as liquidated damages and not as a penalty an amount equal to two percent (2%) of the value of Conversion Shares (based on the closing sale of the Common Stock) subject to such 144 Default during the pendency of the 144 Default of each thirty day period thereafter (or portion thereof).

57. Publicity. The Borrower, and the Holder shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCQB or FINRA filings, or any other public statements with respect to the transactions contemplated hereby and the Investor shall be called the Institutional Investor in the filings; provided, however, that the Borrower shall be entitled, without the prior approval of the Investor, to make any press release or SEC, OTCQB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Investor shall be consulted by the Borrower in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

58. Securities Laws Disclosure. The Borrower shall comply with applicable securities laws by filing a Current Report on Form 8-K, within four (4) Trading Days following the date hereof, disclosing all the material terms of the transactions contemplated hereby, if the Borrower deems the transactions contemplated hereby to constitute material non- public information.

59. Indemnification. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Borrower’s other obligations under this Agreement or the Note, the Borrower shall defend, protect, indemnify and hold harmless the Investor and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Borrower in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Borrower contained in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Borrower) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Borrower pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Borrower may be unenforceable for any reason, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

60. Use of Proceeds. The Borrower shall use the proceeds from the sale of the Notes for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

61. Acknowledgement Regarding Buyer’s Trading Activity. It is understood and acknowledged by the Company that (i) following the public disclosure of the Transactions, in accordance with the terms thereof, the Buyer has not been asked by the Company or any of its Subsidiaries to agree, nor has Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) Buyer, and counterparties in “derivative” transactions to which Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to the Buyer’s knowledge of the Transactions; (iii) Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the Transactions pursuant to the 8-K Filing (as defined below) the Buyer may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Warrant Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.

62. Par Value. If the closing bid price at any time a Note is outstanding falls below $0.0001 for five (5) consecutive days, the Borrower shall cause the par value of its Common Stock to be reduced to $0.00001 or less.

63. Expenses. The Borrower shall reimburse Investor for any and all expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith (“Documents”), including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Documents or any consents or waivers of provisions in the Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents. When possible, the Borrower must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Borrower must make immediate payment for reimbursement to the Investor for all fees and expenses immediately upon written notice by the Investor or the submission of an invoice by the Investor.

64. Financial Information. The Borrower agrees to send or make available the following reports to the Investor until the Investor transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report, its Quarterly Reports and any Current Reports on Form 6-K; (ii) within one (1) day after release, copies of all press releases issued by the Borrower or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the shareholders of the Borrower, copies of any notices or other information the Borrower makes available or gives to such shareholders. For the avoidance of doubt, filing the documents required in (i) above via EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 4(f).

65. Listing. The Borrower shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Investor owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Note. The Borrower will obtain and, so long as the Investor owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB, OTCQB or any equivalent replacement exchange, the Nasdaq National Market (“Nasdaq”), the Nasdaq SmallCap Market (“Nasdaq SmallCap”), the New York Stock Exchange (“NYSE”), or the NYSE MKT and will comply in all respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Borrower shall promptly provide to the Investor copies of any material notices it receives from the OTCBB, OTCQB, the Nasdaq National Market (“Nasdaq”), the Nasdaq SmallCap Market (“Nasdaq SmallCap”), the New York Stock Exchange (“NYSE”), or the NYSE MKT and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems. The Borrower shall pay any and all fees and expenses in connection with satisfying its obligation under this section.

66. Corporate Existence. So long as the Investor beneficially owns any Note, the Borrower shall maintain its corporate existence and shall not sell all or substantially all of the Borrower’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Borrower’s assets, where the surviving or successor entity in such transaction (i) assumes the Borrower’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, OTCQB, OTC Pink, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT.

67. No Integration. The Borrower shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Borrower for the purpose of any stockholder approval provision applicable to the Borrower or its securities. Breach of Covenants. The Borrower agrees that if the Borrower breaches any of the covenants or representations in this Agreement, in addition to any other remedies available to the Investor pursuant to this Agreement, it will be considered an Event of Default under the Note(s).

68. Common Share Issuance, Common Stock Purchase Warrant Issuance. As additional consideration for the Investor delivering the Purchase Price to the Borrower, the Borrower shall issue the Investor a Common Stock Purchase Warrant to purchase 4,444,444 Warrant Shares (as defined in the Warrant) at an exercise price of $.18, subject to adjustment, expiring three years from the issuance date (substantially in the form attached hereto as Exhibit D the “Warrant”). For The Note, Share Issuance and Common Stock Purchase Warrant shall collectively be known as the “Securities”. For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; “Warrant Shares” means all shares of Common Stock issuable upon the exercise of or pursuant to the Warrant; and “Securities” means the Note, the Conversion Shares, the Warrant and the Warrant Shares. For each follow-on investment or additional investment under this Agreement, a pro-rata amount of warrants will be issued based on funds advanced equal to 100% warrant coverage with an exercise price equal to 110% of market price at time of issuance.)

69. Restriction on Activities. Commencing as of the date first above written, and until the sooner of the six month anniversary of the date first written above or payment of the Note in full, or full conversion of the Note, the Borrower shall not, directly or indirectly, without the Investor’s prior written consent, which consent shall not be unreasonably withheld: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; or (c) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions (i.e., transactions were the conversion or exercise price of the security issued by the Borrower varies based on the market price of the Common Stock) whether a transaction similar to the one contemplated hereby or any other investment; or (d) file any registration statements with the SEC.

70. Additional Expenses. The Borrower shall reimburse Investor for any and all expenses incurred by them in connection with the Borrower’s transfer agent. When possible, the Borrower must pay these fees directly, otherwise the Borrower must make immediate payment for reimbursement to Investor for all fees and expenses immediately upon written notice by such Investor or the submission of an invoice by such Investor.

71. Breach of Covenants. The Borrower agrees that if the Borrower breaches any of the covenants or representations in this Agreement, in addition to any other remedies available to the Investor pursuant to this Agreement, it will be considered an Event of Default under the Note(s).

72. Transaction Expense Amount. This Note carries an Original Issue Discount of 10% (“OID”). In addition, Borrower agrees to pay $25,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence and monitoring in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note (Transaction Expense Amount was paid). The consideration for this Senior Secured Note is payable by wire. The Holder’s payment of $800,000 of Consideration upon closing of this Note will be less the OID of $80,000 (“Consideration”). This payment shall be consideration for the Warrant listed as Exhibit D. The Holder may pay additional Consideration to the Borrower in such amounts less the OID. Any follow-on investments will be made upon mutual agreement. It shall be the absolute sole discretion of the Investor whether they provide any additional funding to the Company under this Agreement.

73. Indemnification. In consideration of Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Borrower’s other obligations under this Agreement, the Note(s) and the Securities, the Borrower shall defend, protect, indemnify and hold harmless Investor and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Borrower in this Agreement or the Notes or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Borrower contained in this Agreement or the Notes or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Borrower) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement, the Note(s), the Securities or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Borrower pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Borrower may be unenforceable for any reason, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

74. Transfer Taxes. On the Closing Dates, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

75. Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

76. Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

77. Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the Knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

78. Restriction on Issuances. During the period commencing on the date of this Agreement and ending on the date which is 180 days from the date of this Agreement; other than in an Exempt Issuance (as defined below), the Company shall not issue or sell any New Securities (as defined below) without the prior written consent of the Buyer, to be given or withheld in the sole discretion of the Buyer. For purposes herein, “New Securities” means, collectively, equity securities or debt securities of the Company, whether or not currently authorized, as well as any Convertible Securities or other rights, options, or warrants to purchase such equity securities or debt securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities. For purposes herein, “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors, advisors or independent contractors of the Company; provided, that such issuance is approved by a majority of the Board; and provided, further that such issuance shall not exceed in the aggregate 7.5% of the outstanding shares of Common Stock without the prior approval of the Holder, (b) securities upon the exercise of the Warrants or upon any conversion of the Preferred Shares, and (c) securities issued pursuant to acquisitions or any other strategic transactions approved by a majority of the disinterested members of the Board; provided, that such acquisitions and other strategic transactions shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

79. Most Favored Nation. In the event that the Company determines to issue or sell any new securities, other than in an Exempt Issuance, the Company shall provide notice to the Holder thereof, including all pertinent details of the terms and conditions of such transactions, at least 20 days prior to such issuance. In the event that the Holder determines that the terms and conditions of such transaction are more beneficial to the investor(s) therein than the terms and conditions in the Transaction Documents, than the Holder shall have the sole option and discretion to have such terms and conditions amend and become part of the Transaction Documents.

80. Public Announcements. Unless otherwise required by applicable Law (based upon the reasonable advice of counsel), no Party shall make any public announcements in respect of this Agreement or the Transactions or otherwise communicate with any news media without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), and the Parties shall cooperate as to the timing and contents of any such announcement.

81. Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the Parties shall promptly notify the other Party of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the Transactions; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the Transactions; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such Party that, if pending on the Effective Date, would have been required to have been disclosed pursuant hereto or that relates to the consummation of the Transactions.

82. Further Assurances. Following the Effective Date, the Company shall, and shall cause its respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Transactions.

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IN WITNESS WHEREOF, the undersigned Investor and Borrower have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

GENERATING ALPHA LTD.

By:	/s/ Maria Cano
Printed Name:	Maria Cano
Title:	Director

BORROWER:

ETAO INTERNATIONAL CO. LTD.

By:	/s/ Wensheng Liu
Printed Name:	Wensheng Liu
Title:	Chairman, Found, Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

Attached Exhibits

Exhibit A	–	Senior Secured Note
Exhibit A(1)	–	Definitions
Exhibit B	–	Conversion Notice
Exhibit B(1)	–	Officer’s Certificate
Exhibit C	–	Irrevocable Instructions
Exhibit D	–	Warrant
Exhibit E	–	Confession of Judgment
Exhibit F	–	Issuance Resolution
Exhibit G	–	Authorization Agreement for Preauthorized Payments
Exhibit H	–	Copy of Voided Check
Exhibit I	–	Registration Rights Agreement
Exhibit J	–	Security Agreement-Pledge